                            SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                                     /x/
Filed by a Party other than the Registrant                  / /
Check the appropriate box:

/ /  Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

/x/  Definitive Proxy Statement

/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      DFA Investment Dimensions Group Inc.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------

     5)   Total fee paid:

          ---------------------------------------------------------------------

/x/  Fee paid previously with preliminary materials

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          ---------------------------------------------------------------------

     2)   Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------

     3)   Filing Party:

          ---------------------------------------------------------------------

     4)   Date Filed:

          ---------------------------------------------------------------------

                      DFA INVESTMENT DIMENSIONS GROUP INC.

                                1299 OCEAN AVENUE
                                   11TH FLOOR
                         SANTA MONICA, CALIFORNIA 90401

                 NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS OF

                          U.S. LARGE COMPANY PORTFOLIO

                                OCTOBER 16, 1995

To the Shareholders of U.S. Large Company Portfolio:

     A Special Meeting of Shareholders of U.S. Large Company Portfolio (the "Portfolio") of DFA Investment Dimensions Group Inc. (the "Fund") will be held at the offices of Dimensional Fund Advisors Inc., 1299 Ocean Avenue, 11th Floor, Santa Monica, California, at 8:00 a.m. Pacific Coast time, on November 30, 1995 for the following purposes:

          To approve or disapprove a new Investment Management
          Agreement between Dimensional Fund Advisors Inc. and The DFA Investment Trust Company, on behalf of the U.S. Large
          Company Series.

     Shareholders of record at the close of business on October 1, 1995 are entitled to vote at the meeting or any adjournment thereof.

                                        By Order of the Board of Directors



                                        IRENE R. DIAMANT
                                        Secretary
October 16, 1995
Santa Monica, California
-------------------------------------------------------------------------------
                                    IMPORTANT

Whether or not you plan to attend the meeting, please mark your voting instructions on the enclosed proxy and promptly date, sign and return it in the enclosed envelope. No postage is required if mailed in the United States. We ask your cooperation in helping the Fund by mailing your proxy promptly.
-------------------------------------------------------------------------------

                      DFA INVESTMENT DIMENSIONS GROUP INC.

                                1299 OCEAN AVENUE
                                   11TH FLOOR
                         SANTA MONICA, CALIFORNIA 90401

              PROXY STATEMENT - SPECIAL MEETING OF SHAREHOLDERS OF

                          U.S. LARGE COMPANY PORTFOLIO

                                OCTOBER 16, 1995




     The enclosed proxy is solicited by the Board of Directors of DFA Investment Dimensions Group Inc. (the "Fund") in connection with a Special Meeting of Shareholders ("Meeting") of U.S. Large Company Portfolio (the "Portfolio") and any adjournment thereof. Proxies will be voted in accordance with the instructions contained thereon. If no instructions are given, proxies that are signed and returned will be voted in the same proportion as the shares for which voting instructions are received. A shareholder may revoke his or her proxy at any time before it is exercised by delivering a written notice to the Fund expressly revoking such proxy, by executing and forwarding to the Fund a subsequently dated proxy, or by voting in person at the Meeting. This proxy statement and the accompanying form of proxy are being first sent to shareholders on approximately October 18, 1995. In the event a quorum is not present in person or by proxy at the Meeting or, if there are insufficient votes to approve the Proposal, the persons named as proxies will consider the best interests of the shareholders in deciding whether the Meeting should be adjourned.


     As of the close of business on October 1, 1995, the record date fixed by the Board of Directors for the determination of shareholders of the Portfolio entitled to notice of and to vote at the Meeting ("Record Date"), 5,326,707.989 shares of the Portfolio were outstanding. EACH SHARE IS ENTITLED TO ONE VOTE.


     With respect to the Proposal, the vote of the holders of a "majority of the outstanding voting securities" of the Portfolio, as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), represented at the meeting in person or by proxy, is required for the approval of the proposal ("1940 Act Majority Vote"). A 1940 Majority Act Vote means the vote of (a) at least 67% of the shares of the Portfolio present in person or by proxy, if more than 50% of the shares of the Portfolio are represented at the meeting, or (b) more than 50% of the outstanding shares of the Portfolio, whichever is less. Under Maryland law, abstentions and broker non-votes will be included for purposes of determining whether a quorum is present at the Meeting, but will be treated as votes not cast and, therefore, would not be counted for purposes of determining whether the Proposal has been approved. No other business may properly come before the Meeting.

     The cost of solicitation, including preparing and mailing the proxy materials, will be borne by the Portfolio. In addition to solicitations through the mails, financial advisors and employees of the Fund's investment advisor may solicit proxies by telephone, telegraph and personal interviews. It is not anticipated that such persons will be specially engaged for that purpose. The cost of such additional solicitation, if any, including out-of-pocket disbursements, will be borne by the Portfolio and it is estimated to be nominal in amount. If it becomes necessary, during the course of solicitation of proxies, to use an outside solicitation agent, the estimated cost of $7,500 will be borne by the Portfolio.

     As of September 30, 1995, the directors and officers of the Fund beneficially owned in the aggregate less than 1% of the shares of the Portfolio.


PRINCIPAL SHAREHOLDERS

     The following shareholders beneficially owned more than 5% of the Portfolio's outstanding shares as of September 30, 1995:


                                               Number of Shares         Percentage
          Name and Address                    Beneficially Owned       of Portfolio
          ----------------                    ------------------       ------------
Charles F. Schwab & Company, Inc. - REIN*        3,329,213.487             60.81%
101 Montgomery Street
San Francisco, CA 94104

Flensing & Co.*                                    542,416.866             10.18%
c/o State Street Bank & Trust Co.
Master Trust Services/Public Funds
P.O. Box 1992
Boston, MA 02105

Donaldson Lufkin & Jenrette Securities Corp.       418,476.307              7.86%
P.O. Box 2052
Jersey City, NJ 07303

Charles Schwab & Company, Inc. - CASH*             301,529.229              5.66%
101 Montgomery Street
San Francisco, CA 94104



PROPOSAL 1:    TO APPROVE OR DISAPPROVE A NEW
               INVESTMENT MANAGEMENT AGREEMENT



BACKGROUND



     Shareholders are asked to approve a new investment management agreement ("New Management Agreement") to replace the current investment management agreement ("Current Management Agreement") between Dimensional Fund Advisors Inc. (the "Advisor") and The DFA Investment Trust Company (the "Trust") on behalf of its U.S. Large Company Series (the "Series"). The New Management Agreement contains the same terms and conditions as the Current Management Agreement, except for elimination of the provision in the Current Management Agreement relating to the payment by the Advisor of certain operating expenses and the effective and termination dates. As described below, under the terms of the New Management Agreement and a new administration agreement, the current expense limitation agreed to by the Advisor will remain the same as under the Current Management Agreement and current administration agreement.



     The investment objective of the Portfolio is to approximate the investment performance of Standard & Poor's 500 Composite Stock Index. The Portfolio pursues its investment objective by investing all of its assets in the Series, which has the same investment objective and policies as the Portfolio. An arrangement whereby an institutional investor such as the Portfolio pools its assets with the assets of other institutional investors with identical investment objectives by investing in a single registered investment company with the same investment objectives and policies ("master fund") is customarily referred to as a "master fund-feeder fund" structure.

     As a master fund, the Series is designed as a vehicle for its feeder funds, such as the Portfolio, to pool assets and achieve certain opportunities which might not be otherwise available to small pools of assets. These opportunities would include seeking larger block trades at more advantageous prices and participating in securities transactions of larger denominations, thereby reducing the relative amount of certain transaction costs in relation to the total size of the transaction. In addition, certain operating costs tend to increase at a lower rate than the rate of asset growth and, therefore, if asset growth is achieved, Series' investors, including the Portfolio, should benefit from the cost structure of the Series. Moreover, the Portfolio would be in a position to pass on such benefits to its shareholders. Economies of the nature described herein in part are dependent on asset growth and, of course, there can be no assurance that the Series will attract other institutional investors.

     At the present time, the Portfolio is the sole shareholder of the Series. However, there is another institutional investor, a registered open-end management investment company ("Company") of substantial asset size relative to the Portfolio, which is seeking approval of its shareholders to become a feeder fund and invest in the Series. If the Company's shareholders approve the Company's conversion to a feeder fund and it invests in the Series, a substantial increase in the assets of the Series would result. Of course, there can be no assurance that approval of the Company's shareholders will be obtained or a substantial increase in the assets of the Series will result.


INVESTMENT MANAGEMENT AGREEMENT


     The Advisor serves as investment advisor to the Series pursuant to the Current Management Agreement at an annual fee of 0.025% of the average net assets of the Series. The Current Management Agreement also provides that the Advisor shall bear and pay the fees of the Series' transfer, dividend disbursing and accounting service agent and the asset-based fee of the Series' custodian ("Assumed Expenses"). The Advisor also provides administrative services to the Portfolio pursuant to an Administration Agreement ("Administration Agreement") at an annual fee of 0.215% of the average net assets of the Portfolio. Under the terms of the Administration Agreement, the Advisor is obligated to pay the ordinary operating expenses of the Portfolio. The expenses incurred directly by the Portfolio on an annual basis total 0.24% of the average net assets of the Portfolio.


     For the reasons described below, the Advisor has recommended to the Board of Trustees of the Trust that the Trust enter into a New Management Agreement with the Advisor. Pursuant to the New Management Agreement, the rate of management fee will remain the same, however, the Advisor will not be obligated to bear and pay the Assumed Expenses of the Series. At the same time, the Advisor recommended to the Board of Directors of the Fund, and the Board approved, a new Administration Agreement between the Advisor and the Fund on behalf of the Portfolio ("New Administration Agreement"). Pursuant to the terms of the New Administration Agreement, the rate of the administration fee will remain the same and the Advisor will continue to limit the direct ordinary operating expenses of the Portfolio on an annual basis to 0.24% of the Portfolio's average net assets. In addition, the New Administration Agreement provides that the Advisor will waive its fee and/or reimburse the Portfolio to the extent that the indirect expenses the Portfolio bears as a shareholder of the Series, on an annual basis, exceed 0.025% of the average annual net assets of the Portfolio. Therefore, under the terms of both the New Management Agreement and New Administration Agreement, the current expense limitation agreed to by the Advisor will remain the same as under the Current Management Agreement and Administration Agreement.

     When the Portfolio originally became a feeder fund in a master fund-feeder fund structure, the Advisor and the Board of Directors wished to maintain the expenses to be borne by the Portfolio at the same rate as they were prior to the conversion, and choose to do so by having the Advisor pay the Assumed Expenses at the master fund level. In offering master fund shares to other institutional investors, the Advisor and the Board of Trustees of the Trust believe that the master fund should bear all of its own operating expenses, except to the extent that administrators of other feeder funds wish to assume such expenses. The proposed change to the Current Management Agreement enables the Advisor to offer shares of the Series to other institutional investors, such as the Company, on a viable economic basis while, at the same time, the New Administration Agreement maintains the expenses with respect to the Portfolio at their current level. If asset growth is achieved by attracting other institutional investors into the Series, the economies and expense reductions which are characteristic of a master fund-feeder fund structure may be realized by the Series.

EVALUATION OF THE NEW MANAGEMENT AGREEMENT BY THE BOARD OF DIRECTORS

     At meetings held on April 24, 1995, the Board of Trustees of the Trust and the Board of Directors of the Fund, respectively, including a majority of the trustees and directors who are not parties to the New Management Agreement or interested persons of any such party, voted unanimously to approve the New Management Agreement and to recommend its approval to the shareholders of the Series and the Portfolio, as relevant.

     In determining whether to recommend the New Management Agreement to shareholders for their approval, the Directors of the Fund considered that the terms of the New Management Agreement will not entail any increase in the rate of fees to be borne by the Portfolio for the Advisor's services, and their understanding that the level of services provided will not decrease. The Board's decision to recommend the New Management Agreement to shareholders of the Portfolio was also based, in part, on the terms of the New Administration Agreement whereby the Advisor agrees to waive its fees and/or reimburse the

Portfolio to the extent that the indirect expenses the Portfolio bears as a shareholder of the Series on an annual basis exceed 0.025% of average net assets of the Portfolio. The Direcors also considered the potential benefits to the Portfolio and its shareholders, such as a reduction in expenses as a percentage of total assets, if asset growth is achieved by accepting additional investors into the Series. Accordingly, the Board of Directors of the Fund unanimoulsy recommends that the Portfolio's shareholders vote in favor of the New Management Agreement.

     In the event that the Proposal is not approved by shareholders, the Directors will consider the appropriate action to take.

INFORMATION CONCERNING THE CURRENT MANAGEMENT AGREEMENT AND THE NEW MANAGEMENT AGREEMENT

     Pursuant to the terms of the Current Management Agreement, the Advisor manages the investment and reinvestment of the assets of the Series, and continuously reviews, supervises and administers the Series' investment program. The Advisor selects brokers and dealers to effect securities transactions for the Series. The Current Management Agreement also provides that the Advisor will, at its own expense, provide office space, furnishings and equipment and the personnel required for performing its services. Under the Current Management Agreement, the Advisor also determines the securities to be purchased or sold and provides the Trust with records concerning the Advisor's activities and renders regular reports to the Board of Trustees and officers of the Trust.

     The Trust bears all of its own costs and expenses, including: services of its independent accountants, legal counsel, brokerage fees, commissions and transfer taxes in connection with the acquisition and disposition of portfolio securities, taxes, insurance premiums, costs incidental to meetings of its shareholders and trustees, the cost of filing its registration statements under federal and state securities laws, reports to shareholders, and transfer and dividend disbursing agency and administrative services fees, except for the Assumed Expenses of the Series. Expenses of the Series, which are determined by the Board of Trustees to be extraordinary, are borne by the Series. Expenses allocable to a particular Series are so allocated and expenses which are not allocable to a particular Series are borne by each Series on the basis of the fees paid by the Trust to PFPC Inc. ("PFPC"), the accounting services, dividend disbursing and transfer agent to the Trust.

     The terms of the Current and New Management Agreements are identical except for the elimination of the provision whereby the Advisor would pay the Assumed Expenses of the Series and the effective and termination dates.

     The date of the Current Management Agreement is January 6, 1993, and it was submitted to the Portfolio, as the Series' sole shareholder, for its initial approval on January 6, 1993. The Board of Trustees unanimously approved the continuance of the Current Management Agreement at a meeting held on December 15, 1994. For the fiscal year ended

November 30, 1994, $11,000 in total management fees was paid by the Trust to the Advisor with respect to the Series and the same amount of management fees would have been paid to the Advisor if the New Management Agreement had been in effect. For the fiscal year ended November 30, 1994, the Fund paid $93,000 to the Advisor for administration services provided to the Portfolio.

     Based on the expenses incurred by the Portfolio and the Series, the total annualized ratio of expenses to average net assets of the Portfolio for the fiscal year ended November 30, 1994 was 0.24%. If the New Management Agreement and New Administration Agreement had been in effect for that same time period, the total annualized ratio of expenses to average net assets of the Portfolio also would have been 0.24%.

     If the Proposal is approved by shareholders, it is anticipated that the New Management Agreement and New Administration Agreement will become effective on or about December 1, 1995. The New Management Agreement will continue in effect until December 31, 1996, and, thereafter, only if such continuance is approved at least annually by a vote of the Trust's Board of Trustees who are not parties to the New Management Agreement or interested persons of any such party, cast in person at a meeting called for such purpose. In addition, continuance of the New Management Agreement may be effected if approved by the affirmative vote of the holders of a majority of the outstanding voting securities of the Series.

     The New Management Agreement may at any time be terminated without payment of any penalty either by vote of the Board of Trustees of the Trust or by vote of the holders of a majority of the outstanding voting securities of the Series, on sixty days' written notice to the Advisor. In addition, the New Management Agreement may be terminated by the Advisor after ninety days' written notice to the Trust. It will automatically terminate in the event of its assignment.

     The Current and New Management Agreements each permit the Advisor to knowingly pay commissions on securities transactions which are greater than another broker might charge if the Advisor determines in good faith that the commission paid was reasonable in relation to the brokerage or research services provided by such member, broker or dealer, viewed in terms of that particular transaction or the Advisor's overall responsibilities with respect to its accounts, including the Trust, as to which it exercises investment discretion.

INFORMATION REGARDING THE ADVISOR

     The Advisor, located at 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401, was organized in May 1981 and is engaged in the business of providing investment management services to institutional investors.

     David G. Booth and Rex A. Sinquefield, directors and officers of both the Fund and the Advisor, together own approximately 61% of the Advisor's outstanding stock. Schroder Capital Management, 33 Gutter Lane, London, England EC2V 8AS, owns approximately 10.4% of the Advisor's outstanding stock. The name, address and principal occupation of each director and principal executive officer of the Advisor is set forth below. The officers of the Advisor and the Fund are also listed below.

     DIRECTORS AND PRINCIPAL EXECUTIVE OFFICERS OF THE ADVISOR
     ---------------------------------------------------------

     David G. Booth, Santa Monica, CA, is Chairman - Chief Executive Officer, President and a Director of the Advisor and the Fund and is President, Chairman - Chief Executive Officer and a Trustee of The DFA Investment Trust Company (the "Trust"). Mr. Booth is also Chairman - Chief Executive Officer and a Director of DFA Securities Inc., Dimensional Emerging Markets Fund Inc. (registered investment company), Dimensional Investment Group Inc. (registered investment company) and DFA Australia Pty Limited ("DFA Australia"). He is Chairman and Director of Dimensional Fund Advisors Ltd. ("DFAL").

     Rex A. Sinquefield, Santa Monica, CA, is Chairman - Chief Investment Officer and a Director of the Advisor and the Fund. He is also Chairman - Chief Investment Officer and a Director of DFA Securities Inc., Dimensional Emerging Markets Fund Inc., Dimensional Investment Group Inc. and DFA Australia, Trustee and Chairman - Chief Investment Officer of the Trust, and Chairman, Chief Executive Officer and Director of DFAL.

     Eugene Francis Fama, Chicago, IL, Director, is the Robert R. McCormick Distinguished Service Professor of Finance, and has been engaged in teaching and research in finance and economics at the Graduate School of Business, University of Chicago, Chicago, Illinois since September, 1963. Mr. Fama also is a Director of DFA Securities Inc.

     John Andrew McQuown, Mill Valley, CA, Director, has been self employed since 1974 as an entrepreneur, financier and consultant to major financial institutions. He is also a Director of Chalone Wine Group, Inc., Mortgage Information Corporation, KMV Corporation and Microsource, Inc. Mr. McQuown also is a Director of DFA Securities Inc.

     Lloyd Stockel, Los Angeles, CA, Director, is the Chairman of Sand County Ventures, Inc. and a Trustee of Muir Investment Trust. Mr. Stockel also is a Director of DFA Securities Inc.

     David Salisbury, London, England, Director, is Chief Executive Officer of Schroder Capital Management International Inc. Mr. Salisbury also is a Director of DFA Securities Inc.

     OFFICERS OF THE ADVISOR AND THE FUND
     ------------------------------------

     Arthur Barlow, 39, Vice President, Santa Monica, CA.


     Maureen Connors, 58, Vice President, Santa Monica, CA.

     Robert Deere, 38, Vice President, Santa Monica, CA.

     Irene R. Diamant, 45, Vice President and Secretary, Santa Monica, CA.

     Eugene Fama, Jr., 34, Vice President, Santa Monica, CA.

     David Plecha, 33, Vice President, Santa Monica, CA.

     George Sands, 39, Vice President, Santa Monica, CA.

     Michael T. Scardina, 40, Vice President, Chief Financial Officer, Controller and Treasurer, Santa Monica, CA.

     Cem Severoglu, 32, Vice President, Santa Monica, CA.

     Jeanne C. Sinquefield, Ph.D., 48, Executive Vice President, Santa Monica,
     CA.

     OFFICERS OF THE ADVISOR
     -----------------------

     Daniel Wheeler, 50, Marketing Officer, Santa Monica, CA

     David Schneider, 49, Marketing Officer, Santa Monica, CA

     Lawrence Spieth, 47, Marketing Officer, Santa Monica, CA

     Each of the officers listed above owns stock of the Advisor in an amount not exceeding 1% of the Advisor's total outstanding stock, except for Michael T. Scardina who owns 3% of the Advisor's total outstanding stock.

DIRECTORS' RECOMMENDATION

     THE BOARD OF DIRECTORS OF THE FUND UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF THE PORTFOLIO VOTE TO APPROVE THE NEW MANAGEMENT AGREEMENT.

OTHER MATTERS

OTHER INFORMATION

     PFPC serves as the accounting services, dividend disbursing and transfer agent for the Portfolio and is located at 400 Bellevue Parkway, Wilmington, DE 19809. The Fund acts as distributor of each series of its own shares of stock. The Fund has entered into an agreement with DFA Securities Inc., a wholly-owned subsidiary of the Advisor, pursuant to which DFA Securities Inc. is responsible for supervising the sale of each series of shares of the Fund. No compensation is paid by the Fund to DFA Securities Inc. under this agreement.

SHAREHOLDER REPORTS

     The most recent Annual and Semi-Annual Reports for the Fund are available at no cost to shareholders of the Portfolio upon request by contacting the Fund at 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401 or returning the enclosed postage-paid card.

SHAREHOLDER PROPOSALS

     Any shareholder who desires to submit a shareholder proposal may do so by submitting such proposal in writing, addressed to the Secretary of the Fund, at 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. Ordinarily, the Fund does not hold shareholders' meetings.

                              By Order of the Board of Directors



                              IRENE R. DIAMANT
                              Secretary
October 16, 1995

BY SIGNING AND DATING THE LOWER PORTION OF THIS CARD, YOU AUTHORIZE THE PROXIES TO VOTE EACH PROPOSAL AS MARKED, OR IF NOT MARKED TO VOTE "FOR" EACH PROPOSAL, AND TO USE THEIR DISCRETION TO VOTE ANY OTHER MATTER AS MAY PROPERLY COME BEFORE THE MEETING. IF YOU DO NOT INTEND TO PERSONALLY ATTEND THE MEETING, PLEASE COMPLETE AND MAIL THIS CARD AT ONCE IN THE ENCLOSED ENVELOPE.

DFA INVESTMENT DIMENSIONS GROUP INC. --                       PROXY IS SOLICITED
U.S. LARGE COMPANY PORTFOLIO                 ON BEHALF OF THE BOARD OF DIRECTORS

THE UNDERSIGNED HEREBY APPOINTS MICHAEL T. SCARDINA, IRENE R. DIAMANT AND MARTI WILES, OR ANY ONE OF THEM, WITH THE RIGHT OF SUBSTITUTION, PROXIES OF THE UNDERSIGNED AT THE SPECIAL MEETING OF SHAREHOLDERS OF DFA INVESTMENT DIMENSIONS GROUP INC. ("FUND") -- U.S. LARGE COMPANY PORTFOLIO TO BE HELD AT 1299 OCEAN AVENUE, 11TH FLOOR, SANTA MONICA, CALIFORNIA, 90401 AT 8:00 A.M., PACIFIC COAST TIME, ON NOVEMBER 30, 1995 OR AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF, WITH ALL THE POWERS WHICH THE UNDERSIGNED WOULD POSSESS, IF PERSONALLY PRESENT, AND INSTRUCTS THEM TO VOTE UPON ANY MATTERS WHICH MAY PROPERLY BE ACTED UPON AT THIS MEETING, AND SPECIFICALLY AS INDICATED ON THE LOWER PORTION OF THIS FORM.

DFA INVESTMENT DIMENSIONS GROUP INC. --                       PROXY IS SOLICITED
U.S. LARGE COMPANY PORTFOLIO                 ON BEHALF OF THE BOARD OF DIRECTORS

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER WHOSE SIGNATURE APPEARS BELOW. IF PROPERLY EXECUTED BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL.

PLEASE REFER TO THE PROXY STATEMENT DISCUSSION OF THE MATTER.

TO VOTE MARK AN /X/ IN BLUE OR BLACK INK BELOW

                                                         FOR    AGAINST  ABSTAIN
1. TO APPROVE A NEW INVESTMENT MANAGEMENT AGREEMENT.

                                           -------------------------------------
                                                         SIGNATURE

                                           -------------------------------------
                                                  SIGNATURE (JOINT OWNER)

                                           -------------------------------------
                                                           DATE

                                           PLEASE DATE AND SIGN NAME OR NAMES AS
                                           PRINTED ABOVE TO AUTHORIZE THE VOTING
                                           OF YOUR  SHARES AS  INDICATED  ABOVE.
                                           WHERE   SHARES  ARE  REGISTERED  WITH
                                           JOINT OWNERS, ALL JOINT OWNERS SHOULD
                                           SIGN. PERSONS SIGNING AS AN EXECUTOR,
                                           ADMINISTRATOR,   TRUSTEE   OR   OTHER
                                           REPRESENTATIVE SHOULD GIVE FULL TITLE
                                           AS SUCH.